FORM OF AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) dated as of __, June 2017 by and among the FundVantage Trust, a Delaware statutory Trust (“FV”), on behalf of its Shelton International Select Equity Fund (the “Acquired Fund”) and the SCM Trust, a Massachusetts business trust (“SCM Trust”) on behalf of the Shelton International Select Equity Fund (the “Acquiring Fund” and, together with the SCM Trust, FV and the Acquired Fund, the “Parties” and each, individually, a “Party”). CCM Partners, dba Shelton Capital Management, a California Limited Partnership (“SCM”), joins this Agreement solely for purposes of paragraphs 4.3, 5.1, and 7.1.

RECITALS

FV issues shares of beneficial interest representing interests in the Acquired Fund. Likewise, the SCM Trust issues shares of beneficial interest representing interests in the Acquiring Fund.

The Parties wish to conclude a series of business combination transactions under the terms set forth in this Agreement in which: (1) all of the Fund Assets of the Acquired Fund will be transferred to the Acquiring Fund, as set forth on Exhibit A, in exchange for shares of the Acquiring Fund and the assumption by that Acquiring Fund of all of the Acquired Fund’s Liabilities, and (2) shares of the Acquiring Fund will be distributed to holders of shares of the Acquired Fund, in complete liquidation of such Acquired Fund. The business combination transaction set forth under this Agreement is referred to as the “Reorganization.”

The Parties intend this Agreement to be, and adopt it as, a plan of reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The financial information in the Acquired Fund’s most recent registration statement amendment filed on January 3, 2017 is as of its most recent semi-annual period ended October 31, 2016.

The Board of Trustees of FV (the “FV Board”), including a majority of the trustees who are not “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) (“Independent Trustees”) of FV, has determined with respect to the Acquired Fund that: (1) participation in the Fund Transaction (as defined in paragraph 1.1) is in the best interests of the Acquired Fund and its shareholders, and (2) the interests of existing shareholders of the Acquired Fund will not be diluted as a result of the Fund Transaction.

The Board of Trustees of SCM Trust (the “SCM Board”), including a majority of the Independent Trustees, has determined with respect to the Acquiring Fund that: (1) participation in the Fund Transaction is in the best interests of the Acquiring Fund and its shareholders, and (2) the interests of existing shareholders of the Acquiring Fund will not be diluted as a result of the Fund Transaction.

NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I - THE REORGANIZATIONS AND FUND TRANSACTIONS

1.1 The Reorganization and Fund Transaction. In accordance with the laws of the State of Delaware (“Delaware (“Delaware Law”) and the laws of the Commonwealth of Massachusetts (“Massachusetts Law”), on the Closing Date (as defined in paragraph 3.1), upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties contained herein, each of FV and the Acquired Fund shall assign, deliver and otherwise transfer all Fund Assets of the Acquired Fund, subject to all of the Liabilities of such Acquired Fund, to SCM Trust which shall assign the Fund Assets of the Acquired Fund that it receives to the Acquiring Fund set opposite such Acquired Fund on Exhibit A hereto (the Acquired Fund and the Acquiring Fund, a “Transaction Party” of the other), and SCM Trust, on behalf of the Acquiring Fund, shall assume all of the Liabilities of the Acquired Fund and shall assign the Liabilities of the Acquired Fund that it assumes to the Acquired Fund’s Transaction Party. In consideration of the foregoing, SCM Trust, on behalf of the Acquiring Fund, shall on the Closing Date deliver to the Acquired Fund full and fractional (to the third decimal place) Institutional Class and Investor Class shares, as applicable, of the Acquiring Fund, the number of which shall be determined as set forth in paragraphs 2.2 and 2.3 for each series. (The transaction between the Acquired Fund and its Transaction Party is hereinafter referred to as a “Fund Transaction”.) At and after the Closing Date, all of the Fund Assets of the Acquired Fund shall become and be the Fund Assets of its Transaction Party and all of the Liabilities of the Acquired Fund shall become and be the Liabilities of and shall attach to its Transaction Party. The Liabilities of the Acquired Fund may henceforth be enforced only against its Transaction Party to the same extent as if such Liabilities had been incurred by such Transaction Party subject to any defense and/or set off the Acquired Fund was entitled to assert immediately prior to the Closing Date and further subject to any defense and/or setoff that SCM Trust or the Acquiring Fund may from time to time be entitled to assert.

1.2 Acquired Fund Assets. At least fifteen Business Days prior to the Closing Date, FV will provide SCM Trust with a schedule of the securities and other assets and known Liabilities of the Acquired Fund, and SCM Trust will provide the FV with a copy of the current investment objective, principal strategies and restrictions applicable to the Acquiring Fund.

1.3 Assumption of Liabilities. SCM Trust, on behalf of the Acquiring Fund, will assume all of the remaining Liabilities of the Acquired Fund, assigning them to the Transaction Party of the Acquired Fund.

1.4 Distribution of Acquiring Fund Shares. Immediately upon receipt, the Acquired Fund will distribute the shares representing interests in its Transaction Party pro-rata to the record holders of the Acquired Fund, determined as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the Closing Date (the “Valuation Time”) in complete liquidation of the Acquired Fund. The Acquired Fund, in accordance with paragraphs 2.2 and 2.3 of this Agreement and Exhibit A hereto, will distribute pro-rata (i) its Transaction Party’s Investor Class shares to holders of the Acquired Fund’s Class A and Class C shares, and (ii) its Transaction Party’s Institutional Class shares to the holders of the Acquired Fund’s Class I shares. Such distributions will be accomplished by an instruction, signed by an appropriate officer of FV and SCM Trust, as applicable, to transfer the Acquiring Fund shares then credited to the Acquired Fund’s account on the Books and Records of FV, as applicable, and to open accounts on the Books and Records of SCM Trust, established and maintained by SCM Trust’s transfer agent, in the names of record holders of the Acquired Fund, and crediting the number of Acquiring Fund shares due to such record holders. All issued and outstanding Acquired Fund shares will be cancelled simultaneously therewith by the Acquired Fund on FV’s Books and Records. Any such shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Acquiring Fund shares issued to such Acquired Fund in accordance with the Reorganizations. In addition, each record holder of the Acquired Fund shall continue to have the right to receive any unpaid dividends or other distributions which were declared with respect to his/her or its shares of the Acquired Fund before the Valuation Time.

1.5 Liquidation of Acquired Fund/Dissolution and Deregistration of Acquired Fund. As soon as conveniently practicable after the distribution of Acquiring Fund shares by the Acquired Fund pursuant to this Agreement has been made, the Acquired Fund shall take, in accordance with Delaware Law and the 1940 Act, all such steps as may be necessary or appropriate to effect a complete liquidation and termination of the Acquired Fund, dissolution of Acquired Fund and deregistration of Acquired Fund under the 1940 Act. Any reporting obligation, including but not limited to, the filing of any Form N-SAR, N-CSR, Rule 24f-2 notice or federal, state or local tax returns, or other responsibility of Acquired Fund is and shall remain such Party’s responsibility until it is dissolved and deregistered.

1.6 Transfer Taxes. Any transfer taxes payable on issuance of a share in a name other than that of the record holder on Acquired Fund books exchanged therefor, shall be paid by the Person to whom the Acquiring Fund’s shares are issued as a condition of that transfer.

ARTICLE II - VALUATION

2.1 Valuation of Assets. The value of the Acquired Fund’s assets to be acquired by its Transaction Party shall be the value of such assets computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures described in the then-current prospectus and statement of additional information of the Acquired Fund’s Transaction Party.

2.2 Valuation of Shares. The number of Acquiring Fund shares to be issued (including fractional shares (to the third decimal place), if any) in connection with the Fund Transaction shall be equal in value to its Transaction Party’s net asset value computed as of the Valuation Time determined in accordance with the valuation procedures referred to in this agreement.

2.3 Numbers of Classes of Shares. The number of Investor Class shares to be issued by the Acquiring Fund (including fractional shares (to the third decimal place), if any) in connection with the Fund Transaction shall be equal in value to the net asset value of the Transaction Party’s Class A shares computed as of the Valuation Time determined in accordance with the valuation procedures referred to in this agreement. The number of Institutional Class shares to be issued by the Acquiring Fund (including fractional shares (to the third decimal place), if any) in connection with the Fund Transaction shall be equal in value to the net asset value of the Transaction Party’s Class I shares computed as of the Valuation Time determined in accordance with the valuation procedures referred to in this agreement. The number of Investor Class shares to be issued by the Acquiring Fund for Class C shares (including fractional shares (to the third decimal place), if any) in connection with the Fund Transaction shall be adjusted to account for the difference in NAV to the Class A shares as of the Valuation Time determined in accordance with the valuation procedures referred to in this agreement, but under no circumstances will the total net assets of the Class C series, or the account value of a Class C shareholder’s account change.

2.4 Determination of Value. All computations of net asset value and the value of securities transferred under this Article II shall be made by The Bank of New York Mellon (“BNY”), FV Trust’s accounting agent, in accordance with its regular practice and the requirements of the 1940 Act.

ARTICLE III - CLOSING AND CLOSING DATE

3.1 Closing. The closing of the Fund Transaction (the “Closing”) will take place at the offices of SCM, 1050 17th Street #1710, Denver, CO 80265, or at such other place as may be mutually agreed in writing by an authorized officer of each Party, on July 14, 2017 at 4:00 p.m., Eastern Time, or on such other date or time as may be mutually agreed in writing by an authorized officer of each Party (the “Closing Date”).

3.2 Transfer and Delivery of Fund Assets. FV shall direct its custodian (“Custodian”) to deliver to SCM Trust at the Closing a certificate of an authorized officer certifying that: (a) the Custodian, on its accounting records, has transferred the Fund Assets of the Acquired Fund subject to all of its Liabilities into an account of its Transaction Party at US Bank; and (b) all necessary taxes in connection with the delivery of such Fund Assets, including all applicable foreign, federal and state stock transfer stamps and any other stamp duty taxes, if any, have been paid or provision (as reasonably estimated) for payment has been made. At least five Business Days prior to the Closing Date, the Custodian shall present for examination those Fund Assets represented by a certificate or other written instrument to those Persons at US Bank who have primary responsibility for the safekeeping of the SCM Trust’s assets. On the Closing Date, the Acquired Fund shall endorse and deliver, or transfer by appropriate transfer or assignment documents, such certificates and other written instruments as of the Closing Date for the account of the Acquiring Fund in proper form for transfer and in such condition as to constitute good delivery thereof. The Custodian shall deliver other Fund Assets to those Persons at US Bank who have primary responsibility for the safekeeping of the assets of the SCM Trust as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository (as defined in Rule 17f-4 and Rule 17f-7 under the 1940 Act) in which such Fund Assets are held.

3.3 SCM Trust Share Records. FV shall direct its transfer agent to deliver to SCM Trust at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the record holders and the number and percentage ownership (to three decimal places) of Acquired Fund shares owned by each record holder of the Acquired Fund immediately prior to the Closing. SCM Trust shall deliver to the Secretary of FV a confirmation evidencing that: (a) the appropriate number of Acquiring Fund shares has been delivered to the account of the Acquired Fund on the books of the Acquired Fund’s Transaction Party prior to the actions contemplated, and (b) the appropriate number of Acquiring Fund shares has been credited to the accounts of record holders of Acquired Fund shares on the books of SCM Trust.

3.4 Postponement of Closing Date. If immediately prior to the Valuation Time: (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or Acquired Fund is closed to trading, or trading thereupon is restricted; or (b) trading or the reporting of trading on such market is disrupted so that, in the judgment of an appropriate officer of FV or SCM Trust, accurate appraisal of the value of the net assets of the Acquiring Fund or Acquired Fund is impracticable, the Closing Date for the Fund Transaction shall be postponed until the first Business Day after the day when trading shall have been fully resumed and reporting shall have been restored or such later date as may be mutually agreed in writing by an authorized officer of each affected Party.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Acquired Fund. FV, on behalf of the Acquired Fund, hereby represents and warrants to SCM Trust (only with respect to itself and not with respect to the other entities contained in the representation and warranty), as follows, which representations and warranties shall be true and correct on both the date hereof and on the Closing Date (as though made on and as of the Closing Date):

(a) The Acquired Fund is a series of FV duly organized, validly existing and in good standing under Delaware Law and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets or the properties or assets of the Acquired Fund. The Acquired Fund has full power under FV’s declaration of trust to conduct its business as it is now being conducted and to own the properties and assets it now owns for itself and on behalf the Acquired Fund. FV has all necessary approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on.

(b) The execution, delivery and performance of this Agreement by FV on behalf of the Acquired Fund, and the consummation of the Fund Transaction contemplated herein, have been duly and validly authorized by the FV Board, and the FV Board has approved the Fund Transaction and has resolved to recommend the Fund Transaction to the shareholders of the Acquired Fund and to call a special meeting of shareholders of the Acquired Fund for the purpose of approving this Agreement and the Fund Transaction. Other than the affirmative “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Acquired Fund, no other action on the part of FV, the Acquired Fund or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement by FV on behalf of the Acquired Fund or the consummation of the Fund Transaction contemplated herein. This Agreement has been duly and validly executed and delivered by FV on behalf of the Acquired Fund and is a legal, valid and binding obligation of FV, as it relates to the Acquired Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity).

(c) There is an unlimited number of authorized shares of beneficial interest of FV with a par value of $0.01 per share. The issued and outstanding shares of the Acquired Fund are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants or other rights of any kind to acquire from the Acquired Fund, any shares of any class or series or equity interests of the Acquired Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Acquired Fund committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares.

(d) FV does not have any subsidiaries.

(e) Except for consents, approvals, or waivers to be received prior to Closing, the execution, delivery or performance of this Agreement by FV for itself and on behalf of the Acquired Fund does not, and the consummation of the Fund Transaction contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of FV’s declaration of trust, or of any contract, agreement, indenture, instrument, or other undertaking to which it is a party or by which it or the Acquired Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease or other undertaking to which FV or the Acquired Fund is a party or by which it or the Acquired Fund is bound, (iii) result in a breach or violation by FV or the Acquired Fund of any terms, conditions, or provisions of any Law or Order, or (iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body.

(f) Prior to the execution of this Agreement, FV has delivered to SCM Trust true and complete copies of the statements of assets and liabilities of the Acquired Fund as of April 30, 2017, and the related audited statements of income and changes in net assets and financial highlights for the period then ended.

(g) Except as set forth in the notes thereto, such financial statements were prepared in accordance with accounting principles generally accepted in the United States, consistently applied throughout the period then ended, and fairly present the financial condition and results of operations of the Acquired Fund as of the date thereof and for the period covered thereby.

(h) Except as reflected or reserved against in the statement of assets and liabilities included in the Acquired Fund’s financial statements as of April 30, 2017 or in the notes thereto, or as previously disclosed in writing to SCM Trust, there are no liabilities against, relating to or affecting the Acquired Fund or any of its properties and assets, other than those incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would have a Material Adverse Effect on FV or its respective properties or assets or on the Acquired Fund or the Acquired Fund’s property or assets. In particular, since April 30, 2017, there has not been any material adverse change in the financial condition, properties, assets, liabilities or business of the Acquired Fund other than changes occurring in the ordinary course of business. For purposes of this paragraph, a decline in net asset value of the Acquired Fund due to declines in market values of securities in its portfolio, the discharge of liabilities, or the redemption of shares representing an interest in the Acquired Fund, shall not constitute a material adverse change.

(i) As of the date hereof, except as previously disclosed to SCM Trust in writing, and except as have been corrected as required by applicable Law, and to the best of each of FV’s and the FV Board’s knowledge, there have been no material miscalculations of the net asset value of the Acquired Fund or the net asset value per share during the twelve-month period preceding the date hereof, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.

(j) The minute books and other similar records of FV as made available to SCM Trust prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of FV and the Acquired Fund, and at all meetings and by all written consents in lieu of meetings of the FV Board and committees of the FV Board. The stock transfer ledgers and other similar records of FV and the Acquired Fund as made available to SCM Trust prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the shares of the Acquired Fund.

(k) FV and the Acquired Fund have maintained, or caused to be maintained on its behalf, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

(l) There is no Action or Proceeding pending against FV and to FV’s knowledge, threatened against, relating to or affecting, FV and/or the Acquired Fund.

(m) No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of FV or the Acquired Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the Fund Transaction contemplated hereby, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of the consummation of such Fund Transaction.

(n) FV is duly registered as an open-end management investment company under the 1940 Act, and the Acquired Fund is “diversified” within the meaning of Section 5(b)(1) of the 1940 Act.

(o) As of the date hereof and at the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by Law to have been filed by such dates (including any extensions) have or shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on such returns and reports shall have been paid or provision shall have been made for the payment thereof and no such return is currently under audit and no written assessment has been asserted with respect to such returns. There are no levies, liens, or other encumbrances relating to taxes existing, pending or, to FV’s knowledge, threatened, with respect to the assets of FV, respectively (or with respect to any assets of the Acquired Fund).

(p) For each taxable year of its operation (including the taxable year in which the Closing Date occurs), the Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code.

(q) All issued and outstanding shares of the Acquired Fund have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities Laws, are registered under the 1933 Act and under the Laws of all jurisdictions in which registration is or was required. Such registrations, including any periodic reports or supplemental filings, were, in all material respects, complete and current at the time the Acquired Fund’s issued and outstanding shares were sold, and all fees required to be paid have been paid. The Acquired Fund was not subject to any “stop order” at the time its issued and outstanding shares were sold, and the Acquired Fund was fully qualified to sell its shares in each jurisdiction in which such shares were registered and sold.

(r) The prospectus and statement of additional information of the Acquired Fund used at all times prior to the date of this Agreement conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(s) The proxy statement and prospectus and statement of additional information (collectively, the “Proxy Statement/Prospectus”) to be included in SCM Trust’s registration statement on Form N-14 (the “Registration Statement”), and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as they relate to the Acquired Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder. The Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as they relate to the Acquired Fund, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided, however, that FV makes no representations or warranties as to the information contained in the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to SCM Trust, the Acquiring Fund, or SCM.

(t) Except as previously disclosed in writing to SCM Trust, the Acquired Fund has, and on the Closing Date will have, good and marketable title to its Fund Assets and full right, power, and authority to sell, assign, transfer and deliver such Fund Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, and subject to no restrictions on the subsequent transfer thereof.

(u) The shares of the Acquiring Fund to be issued to the Acquired Fund pursuant to this agreement will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund’s shareholders as provided in this Agreement.

4.2 Representations and Warranties of SCM Trust. SCM Trust, on behalf of the Acquiring Fund, hereby represents and warrants to FV and the Acquired Fund as follows which representations and warranties shall be true and correct on both the date hereof and on the Closing Date (as though made on and as of the Closing Date):

(a) SCM Trust is a business trust duly organized and validly existing under Massachusetts Law and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets or the properties or assets of the Acquiring Fund. SCM Trust has full power under its declaration of trust and by-laws to conduct its business as it is now being conducted and to own the properties and assets it now owns for itself and on behalf of the Acquiring Fund. SCM Trust has all necessary approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on.

(b) The execution, delivery and performance of this Agreement by SCM Trust on behalf of the Acquiring Fund and the consummation of the Fund Transaction contemplated herein have been duly and validly authorized by the SCM Board and the SCM Board has approved the Fund Transaction. No other action on the part of SCM Trust or its shareholders, or the shareholders of the Acquiring Fund, is necessary to authorize the execution, delivery and performance of this Agreement by SCM Trust on behalf of the Acquiring Fund or the consummation of the Fund Transaction contemplated herein. This Agreement has been duly and validly executed and delivered by SCM Trust on behalf of the Acquiring Fund and is a legal, valid and binding obligation of SCM Trust, as it relates to the Acquiring Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity).

(c) The authorized capital of SCM Trust is an unlimited number of shares of beneficial interest, par value $0.00001. The Acquiring Fund and each class of the Acquiring Fund has been duly established. The Acquiring Fund has no shares of beneficial interest issued and outstanding, and the shares of the Acquiring Fund to be issued and delivered to its Transaction Party pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares in the Acquiring Fund, and will be fully paid and non-assessable. There are no outstanding options, warrants or other rights of any kind to acquire from SCM Trust any shares of any class or series or equity interests of the Acquiring Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is SCM Trust committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares.

(d) The Acquiring Fund was established in order to effect the Fund Transaction described in this Agreement, and, prior to the Closing Date, shall not have carried on any business activity (other than such activities as are customary to the organization of a new series prior to its commencement of investment operations). The Acquiring Fund has not yet filed its first federal income tax return. Upon filing its first federal income tax return following the taxable year in which the Closing Date occurs, the Acquiring Fund will continue to elect to be a “regulated investment company” under Subchapter M Subtitle A, Chapter 1, of the Code and until such time shall take all steps reasonably necessary to ensure that they qualify for taxation as “regulated investment company” under Sections 851 and 852 of the Code.

(e) SCM Trust has no subsidiaries.

(f) Except for consents, approvals, or waivers to be received prior to Closing, the execution, delivery or performance of this Agreement by SCM Trust for itself and on behalf of the Acquiring Fund does not, and the consummation of the Fund Transaction contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of its agreement and declaration of trust or by-laws, or of any contract, agreement, indenture, instrument, or other undertaking to which it is a party or by which it or the Acquiring Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease or other undertaking to which SCM Trust is a party or by which it or the Acquiring Fund is bound, (iii) result in a breach or violation by SCM Trust or the Acquiring Fund of any terms, conditions, or provisions of any Law or Order, or (iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body.

(g) The minute books and other similar records of SCM Trust as made available to FV prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of SCM Trust and the Acquiring Fund, and at all meetings and by all written consents in lieu of meetings of the SCM Board and committees of the SCM Board.

(h) SCM Trust and the Acquiring Fund have maintained, or caused to be maintained on its behalf, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

(i) There is no Action or Proceeding pending against or, to the best of SCM Trust’s knowledge, threatened against, relating to or affecting, SCM Trust or the Acquiring Fund.

(j) No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of SCM Trust or the Acquiring Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the Fund Transaction contemplated hereby, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of the consummation of such Fund Transaction.

(k) SCM Trust is duly registered as an open-end management investment company under the 1940 Act, and the Acquiring Fund is “diversified” within the meaning of Section 5(b)(1) of the 1940 Act.

(l) As of the Closing Date, the current prospectus and statement of additional information of the Acquiring Fund conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(m) The Proxy Statement/Prospectus to be included in the Registration Statement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to SCM Trust and the Acquiring Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder. The Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as they relate to SCM Trust and the Acquiring Fund, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided, however, that SCM Trust makes no representations or warranties as to the information contained in the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to FV or the Acquired Fund and furnished to SCM Trust thereby specifically for use in connection with the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

(n) As of the Closing Date, the investment management agreement between SCM Trust on behalf of the Acquiring Fund and SCM; the distribution agreement, dated June 13, 2011, between SCM Trust and RFS Partners, LP; and the custody agreement dated May 17, 2013 between SCM Trust and US Bank, have been duly authorized, executed and delivered by SCM Trust, are valid and legally binding obligations of SCM Trust and comply in all material respects with the applicable requirements of the 1940 Act.

(o) SCM Trust, on behalf of the Acquiring Fund, has adopted a distribution and service plan pursuant to Rule 12b-1 under the 1940 Act and a multiple class plan pursuant to Rule 18f-3 under the 1940 Act. Such plan has been approved by the SCM Board and, to the extent required by law (as interpreted by Commission staff positions), by a majority of the SCM Board’s Independent Trustees and by the Acquiring Fund’s sole initial shareholder.

(p) SCM Trust, with respect to the SCM Board and the Acquiring Fund, complies and will comply with the requirements of Section 15(f)(1)(A) of the 1940 Act for a period of at least three years after the Closing Date and Section 15(f) (1)(B) of the 1940 Act for a period of at least two years after the Closing Date.

4.3 Representations and Warranties of SCM. SCM hereby represents and warrants to FV that it will put into place a contractual expense limitation agreement with respect to the Acquiring Fund that will cap the Acquiring Fund’s expenses so that total operating expenses (excluding acquired fund fees and expenses, interest, taxes, any class-specific expenses such as Rule 12b-1 distribution fees, shareholder servicing fees, transfer agency fees, dividend and interest and securities sold short, brokerage commissions and extraordinary expenses) do not exceed 1.42% (on an annual basis) of average daily net assets of the Acquiring Fund’s shares for a period of one year from the Closing Date.

ARTICLE V – COVENANTS AND AGREEMENTS

5.1 Conduct of Business. After the date of this Agreement and on or prior to the Closing Date, FV and SCM Trust will conduct the businesses of the Acquired Fund and the Acquiring Fund, respectively, only in the ordinary course and in accordance with this Agreement and, with respect to the Acquired Fund, the most recent prospectus and statement of additional information of each share class of the Acquired Fund. With respect to the Acquired Fund, it is being understood that such ordinary course of business shall include (a) the declaration and payment of customary dividends and distributions and (b) the continued good faith performance by the investment adviser, administrator, distributor and other service providers of their respective responsibilities in accordance with their agreements with the Acquired Fund and applicable law. The Acquiring Fund will not carry on any business activities between the date hereof and the Closing Date (other than such activities as are customary to the organization of a new registered investment company prior to its commencement of operations). In order to facilitate the transfer of Fund Assets on the Closing Date, SCM may limit or cease portfolio trading on behalf of an Acquired Fund for a period of up to three days prior to the Closing Date.

5.2 Portfolio Investments. The Acquired Fund has furnished SCM Trust with a schedule of the Acquired Fund’s portfolio investments as of the date of this Agreement. The Acquired Fund may sell any of such investments and will confer with SCM Trust concerning, and keep SCM Trust apprised of, any additional investments made for the Acquired Fund. SCM Trust has furnished FV with a statement of the Acquiring Fund’s investment objectives, principal strategies and restrictions and will, within a reasonable time prior to the Closing Date, provide FV with a list of the investments, if any, held by the Acquired Fund that would not be permitted under applicable Law or its Transaction Party’s investment policies or where the transfer of any investments would result in material operational or administrative difficulties to SCM Trust in connection with facilitating the orderly consummation of the Fund Transaction. FV will consult with SCM Trust about selling or otherwise disposing of any such investments, or an amount thereof sufficient to avoid violating applicable Law or the Acquiring Fund’s investment policies or to avoid creating material operational or administrative difficulties for SCM Trust regarding the orderly transition of the Acquired Fund’s Fund Assets, prior to the Closing Date.

5.3 Shareholders’ Meeting. FV will call, convene and hold a meeting of shareholders of the Acquired Fund as soon as practicable, in accordance with applicable Law and FV’s declaration of trust, for the purpose of approving this Agreement and the Fund Transaction contemplated herein, and for such other purposes as may be necessary or desirable, and the FV Board will recommend a favorable vote thereon.

5.4 Proxy Statement/Prospectus and Registration Statement.

(a) FV and SCM Trust each will cooperate with each other in the preparation of the Proxy Statement/Prospectus and Registration Statement and cause the Registration Statement to be filed with the SEC as promptly as practicable after execution of this Agreement. Upon effectiveness of the Registration Statement, the Acquired Fund will cause the Proxy Statement/Prospectus to be delivered to shareholders of the Acquired Fund entitled to vote on this Agreement and the Fund Transaction contemplated herein at least twenty days and no more than ninety days prior to the date of the shareholders meeting called pursuant to Section 5.3.

(b) SCM Trust, having filed a post-effective amendment to its registration statement on Form N-1A (“SCM Trust’s N- 1A Registration Statement) with the SEC establishing the Acquiring Fund as series of SCM Trust, shall file any supplements and amendments as may be required. SCM Trust shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act and the 1940 Act, and to register the SCM Trust’s shares with such state securities commissions as it may deem appropriate in order to commence operations of the Acquiring Fund on the Closing Date.

5.5 Information. FV and SCM Trust will furnish to one another, and the other’s accountants, legal counsel and other representatives, throughout the period prior to the Closing, all such cooperation, documents and other information concerning the Acquired Fund and the Acquiring Fund, respectively, and their business and properties as may reasonably be requested by the other Party. Such cooperation shall include providing copies of requested documents and other information. Each Party shall make its employees and officers available on a mutually convenient basis to provide explanation of any documents or information provided hereunder to the extent, if any, that such Party’s employees are familiar with such documents or information.

5.6 Notice of Material Changes. Each Party will notify the other Parties of any Material Adverse Effect to such Party as soon as practicable following any event causing such an effect.

5.7 Financial Statements. At the Closing, FV will deliver to SCM Trust statements of assets and liabilities of the Acquired Fund, together with schedules of portfolio investments as of the Closing Date. These financial statements will present fairly the financial position and portfolio investments of the Acquired Fund as of the Closing Date in conformity with accounting principles generally accepted in the United States applied on a consistent basis, and there will be no material contingent liabilities of the Acquired Fund not disclosed in said financial statements. These financial statements shall be certified by the treasurer of FV as, to the best of his or her knowledge, complying with the requirements of the preceding sentence. Acquired Fund also will deliver to the Acquiring Fund on or before the Closing Date, (i) the detailed tax- basis accounting records for each security or other investment to be transferred to the Acquiring Fund hereunder, which shall be prepared in accordance with the requirements for specific identification tax-lot accounting and clearly reflect the bases used for determination of gain and loss realized on the partial sale of any security to be transferred to the SCM Trust, and (i) a copy of any other tax books and records of the Acquired Fund available and necessary for purposes of preparing any tax returns required to be filed after the Closing Date.

5.8 Other Necessary Action. Acquired Fund and SCM Trust will each take all necessary corporate or other action and use its best efforts to complete all filings and obtain all governmental and other consents and approvals required for consummation of the Fund Transaction contemplated by this Agreement.

5.9 Dividends. Prior to the Closing Date, the Acquired Fund may declare and pay a dividend, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of the Acquired Fund’s investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus any excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods or years ending on or before the Closing Date, and all of the Acquired Fund’s net capital gain, if any, recognized in all taxable periods or years ending on the Closing Date.

5.10 Books and Records. Each Party will make available to the other Parties for review any Books and Records which are reasonably requested by such other Party in connection with this Reorganization.

5.11 Section 368(a). FV and SCM Trust agree to report the Reorganization as a reorganization qualifying under Section 368(a) of the Code, with the Acquiring Fund Transaction Party as the successor to the Acquired Fund Transaction Party. No Party shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that results in the failure of a Reorganization to qualify as a reorganization within the meaning of Section 368(a) of the Code or is inconsistent with the treatment of that Reorganization as a reorganization within the meaning of such Code section.

5.12 Tax Matters. FV and SCM Trust shall reasonably cooperate with each other in connection with (i) the tax preparation and filing of tax returns with respect to the Acquired Fund that are due after the Closing Date and (ii) the declaration and payment of any dividend or dividends, including pursuant to Section 855 of the Code, with respect to the Acquired Fund for the taxable year ending on April 30, 2017 and the taxable year that includes the Closing Date.

ARTICLE VI – CONDITIONS PRECEDENT

6.1 Conditions Precedent to Obligations of Acquired Fund. The obligations of the Acquired Fund to conclude the Fund Transaction provided for herein shall be subject, at its election, to the performance by SCM Trust of all of the obligations to be performed by it hereunder on or before the Closing Date and to the condition that the representations and warranties of SCM Trust contained in this Agreement are true and correct as of the Closing Date (as though made on and as of the Closing Date), and, in addition thereto, to the following further conditions:

(a) With respect to the Acquired Fund, the transfer of all of the Fund Assets to and the assumption of all of the Liabilities by its Transaction Party shall have been duly approved by the FV Board and by the requisite affirmative vote of the shareholders of the Acquired Fund.

(b) SCM Trust shall have furnished to Acquired Fund the opinion of Reed Smith, LLP, in a form reasonably satisfactory to the Acquired Fund, and dated as of the Closing Date, to the effect that:

(i) SCM Trust is a validly existing voluntary association with transferable shares of beneficial interest under Massachusetts Law.

(ii) SCM Trust has the power to carry on its business as presently conducted in accordance with the description thereof in SCM Trust’s N-1A Registration Statement under the 1933 Act and the 1940 Act.

(iii) The Agreement has been duly authorized, executed and delivered by SCM Trust, on behalf of the Acquiring Fund, and constitutes a valid and legally binding obligation of SCM Trust, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) The execution and delivery of the Agreement by SCM Trust, on behalf of the Acquiring Fund, did not, and the issuance of Acquiring Fund shares pursuant to the Agreement will not, violate SCM Trust’s declaration of trust or by-laws.

(v) The Acquiring Fund shares to be delivered as provided for by the Agreement are duly authorized and, upon such delivery, will be validly issued and will be fully paid and non-assessable.

(vi) To the knowledge of such counsel, and without any independent investigation, (i) the SCM Trust is not subject to any litigation or other proceedings that might have a materially adverse effect on the operations of the Acquiring Fund, (ii) SCM Trust is registered as an investment company with the SEC and is not subject to any stop order, and (iii) all regulatory consents, authorizations, approvals or filings required to be obtained or made by the SCM Trust under the federal laws of the United States or Massachusetts Law for the issuance of Acquiring Fund shares pursuant to the Agreement, have been obtained or made.

(vii) As of the date of their mailing, the Proxy Statement/Prospectus and as of the date of its filing, the Registration Statement (other than as each may relate to information about FV and the Acquired Fund or the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder.

(c) The delivery of such opinion is conditioned upon receipt by Reed Smith, LLP of customary representations it shall reasonably request of SCM Trust.

(d) SCM Trust shall have furnished to the Acquired Fund a certificate of SCM Trust, signed by the principal executive officer and the principal financial officer of SCM Trust, dated as of the Closing Date, to the effect that such officers have examined the Proxy Statement/Prospectus and the Registration Statement (and any supplement thereto) and this Agreement and that:

(i) the representations and warranties of SCM Trust in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and SCM Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to SCM Trust’s knowledge, threatened; and

(e) Prior to the Closing Date, SCM Trust shall have furnished to FV such further information, certificates and documents, including certified copies of the minutes of the meetings of the SCM Board, FV may reasonably request.

(f) FV shall have completed to its satisfaction their due diligence reviews of SCM Trust and the Acquiring Fund.

6.2 Conditions Precedent to Obligations of SCM Trust. The obligation of SCM Trust to conclude the Fund Transaction provided for herein shall be subject, at its election, to the performance by Acquired Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and to the condition that the representations and warranties of Acquired Fund contained in this Agreement are true and correct as of the Closing Date (as though made on and as of the Closing Date), and, in addition thereto, to the following further conditions:

(a) With respect to the Acquired Fund, the transfer of all of the Fund Assets to and the assumption of all of the Liabilities by its Transaction Party shall have been duly approved by the FV Board and by the requisite affirmative vote of the shareholders of the Acquired Fund.

(b) FV shall have furnished to SCM Trust the opinion of Pepper Hamilton, LLP dated as of the Closing Date, to the effect that:

(i) FV is a Delaware statutory trust duly organized and validly existing in good standing under Delaware Law and has full power under its declaration of trust to conduct its business as it is now being conducted and to own the properties and assets it now owns.

(ii) To the knowledge of such counsel, and without any independent investigation, FV is registered as an investment company with the SEC under the 1940 Act as an open-end management investment company, and is not subject to any stop order.

(iii) All issued and outstanding Acquired Fund shares are duly authorized, validly issued, fully paid and non-assessable.

(iv) Except as set forth in FV’s registration statement on Form N-1A, such counsel knows of no material legal proceedings pending or threatened against FV or the Acquired Fund that might have a materially adverse effect on the operations of the Acquired Fund.

(v) This Agreement has been duly authorized, executed and delivered by FV and, assuming due authorization, execution and delivery by SCM Trust, constitutes a valid and legally binding obligation of FV, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

(vi) As of the date of their mailing, and solely as they relate to information about FV and the Acquired Fund, the Proxy Statement/Prospectus and as of the date of its filing, the Registration Statement (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder.

(vii) The execution and delivery of this Agreement and the consummation of the Fund Transaction herein contemplated do not and will not conflict with or result in a material breach of the terms or provisions of, or constitute a material default under, the declaration of trust of FV or any material agreement or instrument known to such counsel to which FV is a party or by which any properties belonging to the Acquired Fund may be bound.

(viii) The execution and delivery of this Agreement and the consummation of the Fund Transaction herein contemplated do not and will not conflict with or result in a material breach or violation by FV or the Acquired Fund of any terms, conditions, or provisions of any federal securities Law or Delaware Law.

(ix) To the knowledge of such counsel, no consent, approval, authorization or other action by or filing with any Governmental or Regulatory Body is required in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and Delaware Law and such as may be required under state securities Laws.

(c) In rendering such opinion, Pepper Hamilton, LLP, may rely upon certificates of officers of FV and of public officials as to matters of fact.

(d) The Acquired Fund shall have furnished to SCM Trust a certificate of FV, signed by such Party’s principal executive officer and principal financial officer, dated as of the Closing Date, to the effect that they have examined the Proxy Statement/Prospectus and the Registration Statement (and any supplement thereto) and this Agreement and that:

(i) the representations and warranties of the Acquired Fund (as applicable) in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Acquired Fund (as applicable) has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing; and

(ii) since the date of the most recent financial statements of the Acquired Fund included in the Proxy Statement/Prospectus (or any supplement thereto), there has been no Material Adverse Effect on the business or properties of the Acquired Fund (other than changes in the ordinary course of business, including, without limitation, dividends and distributions in the ordinary course and changes in net asset value per share), except as set forth in or contemplated in the Proxy Statement/Prospectus (or any supplement thereto).

(e) FV shall have duly executed and delivered to SCM Trust, on behalf of the Acquired Fund, such bills of sale, assignments, certificates and other instruments of transfer (“Transfer Documents”) as SCM Trust may reasonably deem necessary or desirable to evidence the transfer to the respective Transaction Party of the Acquired Fund all of the right, title and interest of the Acquired Fund in and to the Fund Assets of such Acquired Fund. In each case, the Fund Assets of the Acquired Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

(f) SCM Trust shall have received: (i) a certificate of an authorized signatory of the Custodian, stating that the Fund Assets of the Acquired Fund have been delivered, and (ii) a certificate of an authorized signatory of the transfer agent for SCM Trust, stating that its records contain the names and addresses of the record holders of the Acquired Fund shares and the number and percentage of ownership of the Acquired Fund shares owned by each such holder as of the close of business on the Valuation Date.

(g) Prior to the Closing Date, FV shall have furnished to SCM Trust such further information, certificates and documents, including certified copies of the minutes of the meetings of the FV Board and shareholders, as SCM Trust may reasonably request.

(h) SCM Trust shall have completed to its satisfaction its due diligence review of FV and the Acquired Fund.

(i) FV’s and the Acquired Fund’s agreements with each of their respective service contractors shall have terminated at the Valuation Time with respect to the Acquired Fund and each Party has received reasonable assurance that no claim for damages (liquidated or otherwise) will arise as a result of such termination.

(j) At the Closing Date, except as previously disclosed to SCM Trust in writing, and except as have been corrected as required by applicable Law, and to the best of FV’s knowledge, there shall have been no material miscalculations of the net asset value of the Acquired Fund or the net asset value per share of any class or series of shares during the twelve-month period preceding the Closing Date, and all such calculations shall have been made in accordance with the applicable provisions of the 1940 Act. At the Closing Date, all liabilities of the Acquired Fund which are required to be reflected in the net asset value per share of each share class of the Acquired Fund in accordance with applicable Law will be reflected in the net asset value per share of such share class of the Acquired Fund.

6.3 Other Conditions Precedent. Unless waived in writing by the Parties with the consent of the respective boards trustees of FV and SCM Trust, as applicable, all obligations under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a) The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) SCM Trust’s registration statement, as amended to add the Acquiring Fund as series of SCM Trust, shall have become effective under the 1933 Act and the 1940 Act, and no stop order suspending effectiveness of SCM Trust’s N-1A Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c) All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state “Blue Sky” and securities authorities) deemed necessary by FV or SCM Trust to permit consummation, in all material respects, of the Fund Transaction contemplated hereby shall have been obtained, except when failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or its Transaction Party.

(d) FV and SCM Trust shall have received an opinion from Reed Smith LLP (based upon certain facts, qualifications, assumptions and representations) in a form reasonably satisfactory to SCM Trust that with respect to each Reorganization, for federal income tax purposes:

(i) the Reorganization will constitute a “reorganization” within the meaning of section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will be a “party to a reorganization” within the meaning of section 368(b) of the Code;

(ii) the Acquired Fund will recognize no gain or loss (a) upon the transfer of its assets to the Acquiring Fund in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of all the Acquired Fund’s liabilities, and (b) upon the distribution of those shares to the shareholders of the Acquired Fund, except for (A) gain or loss that may be recognized on the transfer of “section 1256 contracts” as defined in Section 1256(b) of the Code, (B) gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a non-recognition transaction under the Code;

(iii) the Acquiring Fund will recognize no gain or loss upon the receipt of the Fund Assets of the Acquired Fund in exchange for shares of the Acquiring Fund and the assumption of the Liabilities of the Acquired Fund;

(iv) the tax basis in the hands of the Acquiring Fund of each Fund Asset of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the basis of that Fund Asset in the hands of the Acquired Fund immediately before the transfer, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund on the transfer;

(v) the holding period of each Fund Asset of the Acquired Fund in the hands of the Acquiring Fund, other than assets with respect to which gain or loss is required to be recognized, will include the period during which that Fund Asset was held by the Acquired Fund;

(vi) the shareholders of the Acquired Fund will recognize no gain or loss upon the exchange of shares of the Acquired Fund for shares of the Acquiring Fund;

(vii) the aggregate tax basis of the Acquiring Fund shares received by each shareholder of the Acquired Fund will equal the aggregate tax basis of Acquired Fund shares surrendered in exchange therefor;

(viii) the holding periods of the Acquiring Fund shares received by each Acquired Fund shareholder will include the holding periods of the Acquired Fund shares surrendered in exchange therefor, provided that the Acquired Fund shares are held by that shareholder as capital assets on the date of the exchange;

(ix) the Acquiring Fund will succeed to and take into account the tax attributes of the Acquired Fund described in Section 381(c) of the Code; and

(x) the taxable year of the Acquired Fund will not end on the Closing Date but will instead continue as the taxable year of the Acquiring Fund.

(e) No suit, action or other proceeding against FV, the Acquired Fund, SCM Trust or the Acquiring Fund or their respective officers or trustees shall be threatened or pending before any court or other Governmental or Regulatory Body in which it will be, or it is, sought to restrain or prohibit the Fund Transaction contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the Fund Transaction contemplated hereby.

ARTICLE VII – EXPENSES

7.1 Expenses Borne by SCM. SCM will bear all expenses, incurred or charged by, or owed to, the respective service providers in connection with the Reorganizations, including, but not limited to, the following:

(a) all fees, expenses and costs of their respective agents, representatives, outside counsel, accountants, and other service providers;

(b) the performance of due diligence by SCM;

(c) their regulatory filings, tax and other legal opinions, and other related documents;

(d) the drafting, reviewing and filing of the Registration Statement, and (provided that the SCM Trust’s service providers are utilized) mailing of the Proxy Statement/Prospectus and related materials to shareholders of the Acquired Fund;

(e) conversion programming for the Reorganizations incurred by Gemini Fund Services, Inc.; and

(f) any other third-party related costs that are mutually agreed upon in writing between the Parties.

ARTICLE VIII – AMENDMENTS AND TERMINATION

8.1 Amendments. The Parties may amend this Agreement in such manner as may be agreed upon, whether before or after the meeting of the Acquired Fund shareholders at which action upon this Agreement and the Fund Transaction contemplated hereby is to be taken; provided, however, that after the requisite approval of the shareholders of the Acquired Fund has been obtained, this Agreement shall not be amended or modified so as to change the provisions with respect to the Fund Transaction herein contemplated in any manner that would materially and adversely affect the rights of such shareholders without their further approval.

8.2 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual consent of the Parties;

(b) by FV (i) upon any material breach by SCM Trust or the Acquiring Fund of any of its representations, warranties or covenants contained in this Agreement, provided that SCM Trust or the Acquired Fund shall have been given a period of 10 Business Days to cure such breach or (ii) if the conditions set forth in in the representations and warranties are not satisfied as specified;

(c) by SCM Trust (i) upon any material breach by FV or the Acquired Fund of any of its representations, warranties or covenants contained in this Agreement, provided that FV or the Acquired Fund shall have been given a period of 10 Business Days to cure such breach or (ii) if the conditions set forth in the representations are not satisfied as specified in said sections; and

(d) by either Party if the Closing does not occur by October 1, 2017.

8.3 Damages. If for any reason the Fund Transaction contemplated by this Agreement is not consummated, no Party shall be liable to any other Party for any damages resulting therefrom, including without limitation consequential damages.

ARTICLE IX – PUBLICITY; CONFIDENTIALITY

9.1 Publicity. Any announcements or similar publicity with respect to this Agreement or the Fund Transaction contemplated herein will be made at such time and in such manner as the Parties mutually shall agree, provided that nothing herein shall prevent either Party from making such public announcements as may be required by Law, in which case the Party issuing such statement or communication shall advise the other Party prior to such issuance.

9.2 Confidentiality. The Parties will hold, and will cause their board members, officers, employees, representatives, agents and affiliated Persons to hold, in strict confidence, and not disclose to any other Person, and not use in any way except in connection with the Fund Transaction herein contemplated, without the prior written consent of the other Party, all confidential information obtained from the other Party in connection with the Fund Transaction contemplated by this Agreement (including the existence of this Agreement, any of the terms hereof, and the negotiations between the Parties hereto), except such information may be disclosed: (i) to shareholders, if necessary, in connection with any approvals or consents to the Fund Transaction contemplated by this Agreement, to Governmental or Regulatory Bodies, and, where necessary, to any other Person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable Law; (iii) if it is publicly available through no act or failure to act of such Party; (iv) if it was already known to such Party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the Fund Transaction contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

In the event of a termination of this Agreement, each Party agrees that it along with their board members, employees, representative agents and affiliated Persons shall, and shall cause its Affiliates to, except with the prior written consent of the other Party, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other Person, any and all confidential or proprietary information relating to the other Party and its related parties and Affiliates, whether obtained through its due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable Law; (ii) if it is publicly available through no act or failure to act of such Party; (iii) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the Fund Transaction contemplated hereby to be consummated; or (iv) if it is otherwise expressly provided for herein.

ARTICLE X – MISCELLANEOUS

10.1 Entire Agreement. This Agreement (including the lists, schedules and documents delivered pursuant hereto, which are a part hereof) constitutes the entire agreement of the Parties with respect to the matters covered by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties and may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by an authorized executive officer of the Party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

10.2 Notices. All notices or other communications under this Agreement shall be in writing and sufficient if delivered personally, via email, via fax (if confirmed) or sent via registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to FV:
JW Fund Management LLC
100 Springdale Rd.
Suite A3-416
Cherry Hill, NJ 08003
 Telephone No.: 856-528-3500
Facsimile No.:
Email:  jweiss@jwfundmgmt.com

With copies (which shall not constitute notice) to:
Pepper Hamilton LLP
3000 Two Logan Square | Eighteenth and Arch Streets
Philadelphia, Pennsylvania 19103-2799
Attn. John Ford
Telephone Number: 215.981.4009
Facsimile Number: 800-878-7322
Email:  fordjm@pepperlaw.com

If to SCM Trust:
SCM Trust
1050 17th Street #1710
Denver, CO 80265
Attn: Stephen Rogers
Telephone No.: (800) 995-9988
Facsimile No.:
E-mail:  srogers@sheltoncap.com

With a copy (which shall not constitute notice) to:
Reed Smith LLP
225 Fifth Avenue
Pittsburgh, PA 15222
Attn: Tim Johnson
Telephone No.: (412) 288-1484
Facsimile No.: (412) 288-3063
E-mail:  tjohnson@reedsmith.com

10.3 Waiver. The failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. A Party may waive any condition to its obligations hereunder (such waiver to be in writing and authorized by an authorized officer of the waiving Party).

10.4 Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any Party without the written consent of the other Party. Nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any Person other than the Parties hereto.

10.5 Survival. The respective representations, warranties and covenants contained in this Agreement shall not survive the consummation of the Fund Transactions contemplated hereunder; provided that this paragraph 10.5 shall not limit any covenant contained herein that by its terms contemplates performance after Closing, including paragraph 1.5, nor shall it limit any covenants contained in Article VII.

10.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with Delaware Law, without regard to its principles of conflicts of laws.

10.9 Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable Law to consummate and make effective the Fund Transaction contemplated by this Agreement, including, without limitation, delivering and/or causing to be delivered to the other Party hereto each of the items required under this Agreement as a condition to such Party’s obligations hereunder. In addition, FV shall deliver or cause to be delivered to SCM Trust, the Books and Records of the Acquired Fund (regardless of whose possession they are in).

10.10 Beneficiaries. Nothing contained in this Agreement shall be deemed to create rights in Persons not parties hereto (including, without limitation, any shareholder of FV or SCM Trust).

10.11 Validity. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by Law or invalid, then such provision or term shall be ineffective only in the jurisdiction or jurisdictions so holding and only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

10.12 Effect of Facsimile Signature. A facsimile signature of an authorized officer of a Party hereto on any Transfer Document shall have the same effect as if executed in the original by such officer.

10.13 SCM Trust Liability. All Persons dealing with SCM Trust or the Acquiring Fund must look solely to the property of SCM Trust or the Acquiring Fund for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of SCM Trust. Both Parties specifically acknowledge and agree that any liability of SCM Trust under this Agreement with respect to the Acquiring Fund, or in connection with the Fund Transaction contemplated herein, shall be discharged only out of the assets of the Acquiring Fund and that no other portfolio of SCM Trust shall be liable with respect thereto. A copy of the declaration of trust of SCM Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the SCM Trust by officers of the SCM Trust as officers and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the SCM Trust.

10.14 FV Liability. All Persons dealing with FV or the Acquired Fund must look solely to the property of FV or the Acquired Fund for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of FV. Both Parties specifically acknowledge and agree that any liability of the Acquired Fund, or in connection with the Fund Transaction contemplated herein, shall be discharged only out of the assets of the Acquired Fund and that no other portfolio of FV shall be liable with respect thereto. Notice is hereby given that this Agreement is executed on behalf of FV by officers of FV as officers and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of FV.

ARTICLE XI – DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Action or Proceeding” means any action, suit, proceeding or arbitration by any Person, or any investigation or audit by any Governmental or Regulatory Body.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person.

“Books and Records” means FV’s and/or SCM Trust’s accounts, books, records or other documents (including but not limited to minute books, stock transfer ledgers, financial statements, tax returns and related work papers and letters from accountants, and other similar records) required to be maintained by FV or SCM Trust with respect to the Acquired Fund or Acquiring Fund, respectively, pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder.

“Business Day” means a day other than Saturday, Sunday or a day on which banks located in New York City are authorized or obligated to close.

“Fund Assets” means all properties and assets of every kind and description whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and receivables (including dividend and interest receivable) good will and other intangible property, Books and Records, and all interests, rights, privileges and powers, owned by FV on behalf of the Acquired Fund, and any prepaid expenses shown on the Acquired Fund’s books on the Closing Date.

“Governmental or Regulatory Body” means any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.

“Law” means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of any Governmental or Regulatory Body.

“Liabilities” means all liabilities and obligations of any nature, whether accrued, absolute, contingent, unknown or otherwise of the Acquired Fund including, but not limited to, those reflected on an unaudited statement of assets and liabilities of the Acquired Fund prepared by FV’s accounting and administration services agent as of the Closing Date in accordance with generally accepted accounting principles consistently applied from the prior audited reporting period and reviewed and approved by the respective treasurers of FV, and SCM Trust on the Closing Date.

“Material Adverse Effect” as to any Person means a material adverse effect on the business, prospects, and results of operations or financial condition of such Person.

“1933 Act” means the Securities Act of 1933, as amended.

“Order” means any writ, judgment, decree, injunction or similar order of any Government or Regulatory Body, in each case whether preliminary or final.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

“SEC” means the U.S. Securities and Exchange Commission.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

FUNDVANTAGE TRUST
On behalf of its series listed on Exhibit A

By:
Name:	Joel Weiss
Title:	President

SCM TRUST
On behalf of its series listed on Exhibit A

By:
Name:	Stephen C. Rogers
Title:	Chairman

SHELTON CAPITAL MANAGEMENT
Solely for purposes of paragraphs 4.3, 5.1, and 7.1

By:
Name:	Stephen C. Rogers
Title:	CEO

EXHIBIT A to the Plan of Reorganization

Transaction Parties

FundVantage Trust		SCM Trust
Shelton Select International Equity Fund		Shelton Select International Equity Fund
Class A	to	Investor Class
Class I	to	Institutional Class